Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-41105) of our report dated March 19, 1999 on the audit of the financial statements of the Stock Investment Plan of ANB Corporation for the year ended December 31, 1998.


/s/ Olive LLP

Indianapolis, Indiana
April 23, 1999